Portions of this Exhibit 10.1 have been omitted based upon a request for confidential treatment. This Exhibit 10.1, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

Exhibit 10.1

June 26, 2012

Mr. Bryan Bedford Chairman and CEO Chautauqua Airlines, Inc.

Third Amendment (this "Third Amendment") to the Capacity Purchase Agreement

Gentlemen:

As you are aware, Chautauqua Airlines, Inc. ("Contractor") and Republic Airways Holdings Inc. ("Parent") and Continental Airlines, Inc. ("Continental"), are each parties to a Capacity Purchase Agreement dated as of July 21, 2006, as amended by that certain First Amendment dated January 8, 2007 and as further amended by that certain Second Amendment dated April 3, 2009(as amended, the "CPA"). Capitalized terms not defined herein shall be defined as provided in the CPA.

Continental and Contractor each desire to amend the CPA as follows, such amendments to be effective as of June 1, 2012:

1.
The revised Schedule 1 attached to this Third Amendment shall replace in its entirety the Schedule 1 attached to the CPA (such that all references to Schedule 1 in the CPA, as amended hereby, shall be deemed to refer to the revised Schedule 1 attached to this Third Amendment). For the avoidance of doubt, the Scheduled Exit Date(s) set forth on this revised Schedule 1 for aircraft tail numbers [*], [*], [*], and [*] supersedes and replaces the Scheduled Exit Date(s) of September 4, 2012 for aircraft tail numbers [*], [*], [*], and [*] set forth on Schedule 1 attached to the CPA.

2.
The revised Appendix 1 to Schedule 3 attached to this Third Amendment shall replace in its entirety the Appendix 1 to Schedule 3 attached to the CPA (such that all references to Appendix 1 to Schedule 3 in the CPA, as amended hereby, shall be deemed to refer to the revised Appendix 1 to Schedule 3 attached to this Third Amendment) (it being acknowledged that the changes to such Appendix include, in part, a modification of rates and the removal of the two rates and rate descriptions on the bottom of the rate list, ie., $[*] for each Scheduled Flight departure at a Contractor Airport and $[*] for each day in the Term).

3.	Section 2.04 of the CPA is hereby deleted in its entirety and replaced with the following:

“Section 2.04 Conversion of Covered Aircraft Livery. Contractor, at its sole cost, shall be responsible for preparing each Covered Aircraft within six months of its being placed into service hereunder, in the livery required by Paragraph 8 of Exhibit G. For the avoidance of doubt, this requirement applies to all twelve (12) Covered Aircraft identified in the revised Schedule 1 attached to this Third Amendment, in addition to any aircraft that are substituted in per Footnote 3 to Schedule 1.”

4.
The revised Exhibit G attached to this Third Amendment shall replace in its entirety the Exhibit G attached to the CPA (such that all references to Exhibit G in the CPA, as amended hereby, shall be deemed to refer to the revised Exhibit G attached to this Third Amendment).

5.	Section 3.04(b) of the CPA is hereby deleted in its entirety and replaced with the following:

“(b) Design Changes. Continental shall be responsible for any reasonable out-of-pocket expenses relating to interior and exterior design changes to the Covered Aircraft and other product-related changes required by Continental, including facility-related design changes and the cost of changes in uniforms and other livery, in each case that occur outside of Contractor’s normal aircraft and facility refurbishment program and after the aircraft have been initially inducted into service in accordance with Section 2.04.”

6.	Section 3.02 of the CPA is hereby deleted in its entirety and replaced with the following:

“Section 3.02    Periodic Adjustment of Base and Incentive Compensation
The rates under this Agreement set forth in Appendix 1 to Schedule 3 hereto and the Controllable Completion Factor Incentive Rate set forth in Appendix 2 to Schedule 3 hereto shall remain in effect through December 31, 2013, and thereafter shall be adjusted on each January 1, beginning with January 1, 2014, as follows: the new rates, applicable beginning on such January 1, shall equal the rates in effect on the immediately preceding December 31 multiplied by the lower of (a) the greater of (i) 0.0 and (ii) the Annual CPI Change and (b) [*]; provided that the rates “generally for each Covered Aircraft for each day in the Term” and “separately for each Covered Aircraft for each month in the Term,” in each case as set forth or cross-referenced on Appendix 1 to Schedule 3 shall not be adjusted pursuant to this Section 3.02.”

7.	Section 7.04(d) of the CPA is hereby deleted in its entirety and replaced with the following:

“(d) Contractor Flights. The fact that Contractor’s operations are conducted under Continental’s Marks and listed under the flight code designated by Continental will not affect their status as flights operated by Contractor for purposes of this Agreement or any other agreement between the parties, and Contractor and

Continental agree to advise all third parties, including passengers, of this fact.”

8.	Section 8.03(e) of the CPA is hereby deleted in its entirety and replaced with the following:

“(e)
Other Remedies for Labor Strike and Other Circumstances. In the event of (i) the occurrence of a Labor Strike that shall have continued for at least three consecutive days or (ii) the mandatory grounding of any of the Contractor Fleets by the FAA, then for so long as such Labor Strike or grounding shall continue and thereafter until the number of Scheduled Flights that are Controllable On-Time Departures on any day of the week equals or exceeds the number of Scheduled Flights that were Controllable On-Time Departures on the same day of the week prior to such Labor Strike or grounding, Continental shall not be required to pay any of the amounts set forth or cross-referenced on Appendix 1 to Schedule 3 as being required “generally for each Covered Aircraft for each day in the Term” or “separately for each Covered Aircraft for each month in the Term.” The rights set forth in this Section 8.03(e) are in addition to, and not in limitation of, any other right of Continental arising hereunder.”

9.	Section 10.02 of the CPA is hereby deleted in its entirety and replaced with the following:

“Section 10.02 Notices. All notices made pursuant to this Agreement shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery by a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery by a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Continental:

Continental Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attention: Senior Vice President – Network Operations & United Express
Facsimile No.: (872) 825-0030

with a copy to:

Continental Airlines, Inc.
77 West Wacker Drive
Chicago, IL 60601
Attention: Vice President and Deputy General Counsel
Facsimile No.: (312) 997-8180

and to:

Continental Airlines, Inc.
77 West Wacker Drive
Chicago, IL 60601
Attention: Vice President – Fleet
Facsimile No.: (312) 997-8113
if to Contractor:

Chautauqua Airlines, Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: Chief Financial Officer
Telecopy No.: 317-484-4545

with a copy to:

Chautauqua Airlines, Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: Vice President, General Counsel
Telecopy No.: 317-484-4545

if to Parent:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: President and Chief Executive Officer
Telecopy No.: 317-484-4547

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 10.02.”

10.	Section 10.03 of the CPA is hereby deleted in its entirety and replaced with the following:

“Section 10.03 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger or other consolidation of either party with another Person (and without limiting Continental’s rights pursuant to Section 5.03 hereof), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. For the avoidance of doubt, without Contractor’s and Parent’s prior written consent, Continental may assign this Agreement and any of its rights, interests, and obligations under this Agreement to any of its affiliates and shall assign this Agreement (to the extent such assignment does not occur by operation of law) to any entity that is the successor to Continental that results from the merger and integration of Continental and United Air Lines, Inc.”

11.	Section 10.07 (Confidentiality) of the CPA is amended by inserting the following sentence as the penultimate sentence of such section:

“Notwithstanding anything in this Section 10.07 to the contrary, Continental may, without obtaining the prior written consent of Contractor or Parent, publicize or disclose to its affiliated company, United Air Lines, Inc. (i) the terms or conditions of this Agreement or any of the Ancillary Agreements or any exhibit, schedule or appendix hereto or thereto, and/or (ii) any confidential information or data, both oral and written, received from Contractor, whether pursuant to or in connection with this Agreement or any of the Ancillary Agreements.”

12.	Section 10.21 of the CPA is hereby deleted in its entirety and replaced with the following:

“Section 10.21 Life Limited Parts. For aircraft tail number [*] that had a Scheduled Exit Date immediately prior to this Third Amendment of [*], aircraft tail number [*] that had a Scheduled Exit Date immediately prior to this Third Amendment of [*], aircraft tail numbers [*] and [*] that each had a Scheduled Exit Date immediately prior to this Third Amendment of [*], and aircraft tail numbers [*] that each had a Scheduled Exit Date immediately prior to this Third Amendment of [*], Continental shall pay Contractor for the pro-rata cost (based on useful life and using the then-current catalogue price for LLPs) of all LLPs consumed for all Scheduled Flights by such Covered Aircraft and Spare Aircraft under this Agreement, and Contractor shall pay Continental for the pro-rata cost (based on useful life and using the then-current catalogue price for LLPs) of all LLPs provided by Continental and incorporated into such Covered Aircraft pursuant to the Agreement and not consumed for any Scheduled Flights under this Agreement as of the day immediately prior to the ‘Scheduled Delivery Date’ for each such individual aircraft, as applicable, as reflected in the revised Schedule 1 attached to this Third Amendment. Such costs will be reconciled by June 30, 2012 and paid with the June reconciliation on July 15, 2012.

Effective with the ‘Scheduled Delivery Date’ for each individual aircraft as reflected in the revised Schedule 1 attached to this Third Amendment, Contractor shall be responsible for all engine life limited parts (“LLP”) expenses for all Covered Aircraft (notwithstanding the fact that certain of such aircraft may be subject to LLP expense reconciliation pursuant to the methodology set forth in the previous paragraph for flying completed prior to this Third Amendment).”

13.
Paragraphs A(1)(f), A(1)(g), B(3)(g) and B(3)(h) of Schedule 3 to the CPA are hereby deleted in their entirety. In addition, any other references to the rate or rate description “for each Schedule Flight departure at a Contractor Airport” and the rate or rate description “for each day in the Term” shall also be deleted in their entirety as a result of the deletion of such rates and rate descriptions from Appendix 1 to Schedule 3.

Except as specifically amended or modified hereby, the CPA shall remain in effect as written. This Third Amendment may be signed in counterparts.

If Contractor is in agreement with the above, please indicate its agreement by having an authorized representative sign below in the space provided and return a signed copy of this Third Amendment to the undersigned at the address above.

Very truly yours,

CONTINENTAL AIRLINES, INC.

/s/ Gerry Laderman
By: Gerry Laderman
Senior Vice President Finance and Treasurer

Agreed:     CHAUTAUQUA AIRLINES, INC.

By:/s/ Timothy P. Dooley
Timothy P. Dooley
Senior Vice President, CFO, Treasurer and Secretary

Agreed:     REPUBLIC AIRWAYS HOLDINGS INC.

By:/s/ Timothy P. Dooley
Timothy P. Dooley
Senior Vice President, CFO, Treasurer and Secretary

SCHEDULE 1
Covered Aircraft & Delivery Schedule

Number(1)	Aircraft Type(2)	Tail Number(3)	MSN(3)	Scheduled Delivery Date	Scheduled Exit Date	Rent Per Month(4)
1.	[*]	[*]	[*]	[*]	[*]	[*]
2.	[*]	[*]	[*]	[*]	[*]	[*]
3.	[*]	[*]	[*]	[*]	[*]	[*]
4.	[*]	[*]	[*]	[*]	[*]	[*]
5.	[*]	[*]	[*]	[*]	[*]	[*]
6.	[*]	[*]	[*]	[*]	[*]	[*]
7.	[*]	[*]	[*]	[*]	[*]	[*]
8.	[*]	[*]	[*]	[*]	[*]	[*]
9.	[*]	[*]	[*]	[*]	[*]	[*]
10.	[*]	[*]	[*]	[*]	[*]	[*]
11.	[*]	[*]	[*]	[*]	[*]	[*]
12.	[*]	[*]	[*]	[*]	[*]	[*]
13.	[*]	[*]	[*]	[*]	[*]	[*]
14.	[*]	[*]	[*]	[*]	[*]	[*]

(1)
Notwithstanding anything in Section 2.01(e) of this Agreement to the contrary, at such time as there are fewer than 15 Covered Aircraft, then no Covered Aircraft hereunder shall be designated as a Spare Aircraft, and during such time when there is no Spare Aircraft, if any Covered Aircraft is out of service for any scheduled heavy maintenance check and if Contractor shall have given Continental at least 120 days advance written notice of such scheduled heavy maintenance check, then Continental shall (at Continental's option) either (x) reduce its schedule by one line of flight for the duration of such scheduled heavy maintenance check or (y) if Contractor has an ERJ145 Aircraft available, purchase the capacity of such available aircraft for the duration of such scheduled heavy maintenance check (it being understood that such available aircraft shall be deemed a Covered Aircraft for all purposes of this Agreement for the duration of such scheduled heavy maintenance check, and that Continental shall pay rent for such aircraft during the period of such use at the same rate ($[*] monthly) as for other Covered Aircraft hereunder ).

(2)	None of the ERJ Aircraft specified will have stairs, but instead shall be equipped with the plug door modification.

(3)
Contractor may, without interrupting Continental’s scheduled service for the Covered Aircraft, substitute other ERJ145 aircraft in its fleet as Covered Aircraft subject to the terms of this Agreement, and shall otherwise comply with the requirements of this Agreement as to such replacement aircraft including, but not limited to, Section 2.04; the parties shall update this Schedule 1 upon such replacement.

(4)	The rent per month shall be $[*], subject to change in accordance with Section 10.19 of this Agreement.

Appendix 1 to Schedule 3

Base Compensation Rates

$[*] separately for each Covered Aircraft for each month in the Term
$[*] generally for each Covered Aircraft for each day in the Term
$[*] for each actual block hour
$[*] for each actual flight hour
$[*] for each Scheduled Flight departure

These Base Compensation Rates shall be adjusted pursuant to the terms of

Section 3.02 of the Agreement.

Exhibit G-1

EXHIBIT G
Use of Continental Marks and Other Identification

1.
Grant. Continental hereby grants to Contractor, and Contractor accepts, a non-exclusive, personal, non-transferable, royalty-free and license to adopt and use the Continental Marks and other Identification in connection with the rendering by Contractor of Regional Airline Services, subject to the conditions and restrictions set forth herein.

2.	Ownership of the Continental Marks and Other Identification.

a.
Continental shall at all times remain the owner of the Continental Marks and the other Identification and any registrations thereof and Contractor’s use of any Continental Marks or other Identification shall clearly identify Continental as the owner of such marks (to the extent practical) to protect Continental’s interest therein. All use by Contractor of the Continental Marks and the other Identification shall inure to the benefit of Continental. Nothing in this Agreement shall give Contractor any right, title, or interest in the Continental Marks or the other Identification other than right to use the Continental Marks and the other Identification in accordance with the terms of this Agreement.

b.
Contractor acknowledges Continental’s ownership of the Continental Marks and the other Identification and further acknowledges the validity of the Identification. Contractor agrees that it will not do anything that in any way infringes or abridges Continental’s rights in the Identification or directly or indirectly challenges the validity of the Identification

3.	Use of the Continental Marks and the Other Identification.

a.	Contractor shall use the Continental Marks and other Identification only as authorized herein by Continental and in accordance with such standards of quality as Continental may establish.

b.
Contractor shall use the Identification on all Covered Aircraft (other than the Spare Aircraft) and all facilities, equipment and printed materials used in connection with the Regional Airline Services.

Exhibit G-2

c.
Contractor shall not use the Identification for any purpose other than as set forth in this Exhibit G, and specifically shall have no right to use the Continental Marks or other Identification on or in any aircraft other than Covered Aircraft or in connection with any other operations of Contractor.

d.
Continental shall have exclusive control over the use and display of the Continental Marks and other Identification, and may change the Identification at any time and from time to time (including by adding or deleting marks from the list specified in this Exhibit G), in which case Contractor shall as soon as practicable make such changes as are requested by Continental to utilize the new Identification; provided that Continental shall either pay directly the reasonable costs of making such changes to the Identification or shall promptly reimburse Contractor for its reasonable expenses incurred in making such changes.

e.
Nothing shall abridge Continental’s right to use and/or to license the Identification, and Continental reserves the right to the continued use of all the Identification, to license such other uses of the Identification and to enter into such agreements with other carriers providing for arrangements similar to those with Contractor as Continental may desire. No term or provision of this Agreement shall be construed to preclude the use of the Continental Marks or other Identification by other persons or for similar or other uses not covered by this Agreement.

4.
Continental-Controlled Litigation. Continental at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Continental Marks and other Identification against any infringement or dilution. Contractor agrees to cooperate fully with Continental in the defense and protection of the Continental Marks and other Identification as reasonably requested by Continental. Contractor shall report to Continental any infringement or imitation of, or challenge to, the Continental Marks and other Identification, immediately upon becoming aware of same. Contractor shall not be entitled to bring, or compel Continental to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Continental Marks and other Identification without the written agreement of Continental. Continental shall not be liable for any loss, cost, damage or expense suffered or incurred by Contractor because of the failure or inability to take or consent to the taking of any

Exhibit G-3

action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding. If Continental shall commence any action or legal proceeding on account of such infringements, imitations or challenges, Contractor agrees to provide all reasonable assistance requested by Continental in preparing for and prosecuting the same.

5.
Revocation of License. Continental shall have the right to cancel the license provided herein in whole or in part at any time and for any reason, in which event all terminated rights to use the Identification provided Contractor herein shall revert to Continental and the Continental Marks and the other Identification shall not be used by Contractor in connection with any operations of Contractor. The following provisions shall apply to the termination of the license provided herein: (i) in the case of a termination of the license to use the globe element of the Continental Marks, Contractor shall cease all use of the globe element of the Continental Marks with respect to each Covered Aircraft within 90 days of such aircraft being withdrawn from the capacity purchase provisions of the Agreement, and shall cease all use of the globe element of the Continental Marks in all other respects within 90 days of last Covered Aircraft being withdrawn from this Agreement (unless this Agreement is terminated for Cause or pursuant to Section 9.02(a) or the first sentence of Section 9.02(b), in which case Contractor shall cease all use of the globe element of the Continental Marks within 45 days of the Termination Date); (ii) in the case of a termination of the license to use any other Continental Marks and Identification, Contractor shall cease all use of such other Continental Marks and Identification within 45 days of the termination of the license for such other Continental Marks and other Identification. Within such specified period, Contractor shall cease all use of such other Continental Marks and Identification, and shall change its facilities, equipment, uniforms and supplies to avoid any customer confusion or the appearance that Contractor is continuing to have an operating relationship with Continental, and Contractor shall not thereafter make use of any word, words, term, design, name or mark confusingly similar to the Continental Marks or other Identification or take actions that otherwise may infringe the Continental Marks and the other Identification.

6.
Assignment. The non-exclusive license granted by Continental to Contractor is personal to Contractor and may not be assigned, sub-licensed or transferred by Contractor in any manner without the written consent of a duly authorized representative of Continental.

Exhibit G-4

7.	Continental Marks. The Continental Marks are as follows:

UNITED EXPRESS

UNITED EXPRESS’S LOGO (DESIGN) IN COLOR UNITED EXPRESS’S LOGO (DESIGN) IN BLACK AND WHITE

8.
Aircraft Livery. The aircraft livery shall be as follows, unless otherwise directed by Continental: The colors blue, gray, white and gold are used on the aircraft. The color white appears on the top approximate 2/3 of the body of the aircraft; the color gray appears below the color white on the remainder of the bottom portion of the body of the aircraft; the color gold is used as a stripe or band dividing the white and gray colors. The tail of the aircraft is primarily blue with the globe logo design in a gold and white combination and the trade name is written in blue on the white portion of the body of the aircraft. The color blue is the dominant aircraft interior color.

9.	Survival. The provisions of this Exhibit G shall survive the termination of this Agreement for a period of six years.

Exhibit G-5